SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): July 1, 1998




                              HRPT PROPERTIES TRUST
               (Exact name of registrant as specified in charter)




   Maryland                      1-9317                      04-6558834
(State or other             (Commission file               (IRS employer
jurisdiction of                 number)                 identification no.)
incorporation)


400 Centre Street, Newton, Massachusetts                               02458
(Address of principal executive offices)                             (Zip code)


Registrant's telephone number, including area code:  617-332-3990


                     Health and Retirement Properties Trust
          (Former name or former address, if changed since last report)

Item 5.           Other Events.

         (a)      Change of Name.

         As more fully described in the  registrant's  press release included as
Exhibit 99 to this Current Report, effective July 1, 1998, the Declaration of Trust of the registrant was amended to change the name of the registrant from "Health and Retirement Properties Trust" to "HRPT Properties Trust". The registrant's trading symbol on the New York Stock Exchange, "HRP", remains unchanged.

         (b)      Election of Trustee.

         Patrick F. Donelan was elected as the registrant's Group III Trustee at the June 16, 1998 reconvened session of the registrant's adjourned Annual Meeting of Shareholders. Mr. Donelan's principal occupation for the past five years and his age as of April 1, 1998 are as follows:

         PATRICK F. DONELAN  Age: 56

                  Mr. Donelan has since 1996 been an Executive Vice President of Dresdner Kleinwort Benson North America LLC, a New York based banking institution which is a subsidiary of Dresdner Bank AG of Germany. Prior to 1996, Mr. Donelan was Chairman of Kleinwort Benson North America,
         Inc., a subsidiary of Kleinwort Benson Ltd. of England which was acquired by Dresdner Bank AG in 1996.

         Dresdner Kleinwort Benson North America LLC is agent and a lender under the registrant's revolving bank credit facility. The registrant uses such facility for interim acquisition funding and for working capital borrowings, and recently amended it to increase the maximum permitted borrowings from $450 million to $500 million and to extend the scheduled maturity from 2001 to 2002. The facility provides for interest on advances at LIBOR plus a spread, as well as for certain alternate interest rates, and the lenders and agents under the facility are entitled to receive certain fees.

         (c)      Completion of Transaction.

         The registrant and certain of its subsidiaries have consummated the acquisition of the effective beneficial ownership of 1735 Market Street, a commercial office property with approximately 1.3 million square feet located in Philadelphia, Pennsylvania, previously reported in the registrant's Current Report on Form 8-K dated May 22, 1998.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.

         3. Third Amendment and Restatement of Declaration of Trust of HRPT Properties Trust (formerly known as Health and Retirement Properties Trust) dated July 1, 1994, as amended to date.

         99. Press Release dated July 1, 1998 of HRPT Properties Trust (formerly known as Health and Retirement Properties Trust).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 HRPT PROPERTIES TRUST
                                 (f/k/a Health and Retirement Properties Trust)



                                 By: /s/ Ajay Saini
                                     Ajay Saini, Treasurer and Chief Financial
                                     Officer

Date: July 1, 1998